                AMENDMENT NO. 10
                       TO
           LOAN AND SECURITY AGREEMENT
          DATED AS OF SEPTEMBER 7, 1994

          THIS AMENDMENT NO. 10 dated as of February 26, 1997 (this "Amendment") is entered into among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation ("BNYCC"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association ("Boatmen's") (BABC, BNYCC and Boatmen's and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of BABC, BNYCC and Boatmen's and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"), LACLEDE STEEL COMPANY, a Delaware corporation (the "Parent"), LACLEDE CHAIN MANUFACTURING COMPANY, a Delaware corporation ("Laclede Chain"), and LACLEDE MID AMERICA INC., an Indiana corporation ("Laclede Mid America") (the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to collectively as the "Borrowers" and each of the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to individually as a "Borrower").

              W I T N E S S E T H:

          WHEREAS, the Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of September 7, 1994 (the "Loan Agreement");

          WHEREAS, the Loan Agreement was amended by (a) Amendment No. 1 dated as of February 15, 1995, (b) Amendment No. 2 dated as of May 10, 1995,
(c) Amendment No. 3 dated as of June 1, 1995, (d) Amendment No. 4 dated as of December 7, 1995, (e) Amendment No. 5 dated as of January 26, 1996, (f) Amendment No. 6 dated as of June 26, 1996, (g) Amendment No. 7 dated as of July 30, 1996, (h) Amendment No. 8 dated as of November 14, 1996, and (i) Amendment No. 9 dated as of February 7, 1997 (the Loan Agreement, as so amended, being hereinafter referred to as the "Amended Loan Agreement," capitalized terms used herein without definition having the meanings given such terms in the Amended Loan Agreement); and

          WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Amended Loan Agreement on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

          Section 1.  Amendment of the Amended Loan Agreement.
Effective as of February ___, 1997, subject to the fulfillment of the conditions precedent set forth in Section 2 below, the Amended Loan Agreement is amended as follows:

          (a) Section 8.24 of the Loan Agreement is amended and restated as follows:

               8.24 Consolidated Fixed Charge Coverage Ratio. The Borrowers will maintain a Consolidated Fixed Charge Coverage Ratio, determined as of the end of each period listed below, for the period indicated of not less than the ratio indicated opposite such period:

          Period                        Ratio

     01/01/97-03/31/97             1.05 to 1.00
     01/01/97-06/30/97             1.05 to 1.00
     01/01/97-09/30/97             1.00 to 1.00
     01/01/97-12/31/97             1.05 to 1.00
     01/01/98-03/31/98             1.10 to 1.00
     01/01/98-06/30/98             1.10 to 1.00
     01/01/98-09/30/98             1.10 to 1.00
     01/01/98-12/31/98             1.10 to 1.00

     and commencing on
     03/31/99 and as of the
     last day of each fiscal
     quarter in each Fiscal
     Year thereafter, for the
     twelve-month period
     ending on such date           1.10 to 1.00

     For purposes of this Section 8.24, the Consolidated Fixed Charge Coverage Ratio shall be calculated for fiscal periods of 1997 without giving effect to the $1,000,000 prepayment of principal of the Term Loans made in connection with the sale on February 10, 1997 by the Parent of the Parent's Inventory and Fixed Assets located at the Parent's Benwood, West Virginia tube mill facility.

          (b) Section 8.25 of the Loan Agreement is amended and restated as follows:

               8.25 Consolidated Adjusted Net Worth. The Borrowers will maintain a Consolidated Adjusted Net Worth, determined as of the last day of each fiscal quarter in each Fiscal Year, in an amount which is not less than the sum of (a) the aggregate amount of any contributions to the capital of the Parent made after the date on which Amendment No. 10 to this Agreement became effective, plus (b) the amount indicated opposite each of the following dates:

          Quarter Ending Date              Amount

               03/31/97                 $31,000,000
               06/30/97                 $31,000,000
               09/30/97                 $31,500,000
               12/31/97                 $32,250,000

Beginning with the fiscal quarter ending March 31, 1998, the Borrowers will maintain a Consolidated Adjusted Net Worth, calculated as of the last day of each fiscal quarter in each Fiscal Year, of not less than the sum of (a) the aggregate amount of any contributions to the capital of the Parent made after the date on which Amendment No. 10 to this Agreement became effective, plus (b) $32,250,000, plus (c) an amount (to the extent greater than zero and without deduction for any losses) equal to fifty percent (50.0%) of Consolidated Net Earnings for the Fiscal Year ending on December 31, 1997, and fifty percent (50.0%) of the Consolidated Net Earnings for each Fiscal Year thereafter.

          Section 2. Conditions to Amendment. This Amendment shall become effective upon the Agent's receipt of six counterparts of this Amendment, executed by each Borrower and each Lender, and the execution thereof by the Agent.

          Section 3. Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Amended Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no Event of Default has occurred and is continuing.

          Section 4.  Reference to and Effect on the Amended Loan
Agreement.

          (a) Upon the effectiveness of this Amendment, each reference in the Amended Loan Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Amended Loan Agreement, as amended hereby, and each reference to the Amended Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Amended Loan Agreement shall mean and be a reference to the Amended Loan Agreement, as amended hereby.

          (b)  Except as specifically amended above, the Amended Loan
Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Amended Loan Agreement, nor constitute a waiver of any provision of the Amended Loan Agreement, except as specifically set forth herein.

          Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

          Section 7.  Legal Fees.  The Borrowers agree to pay to the
Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Amendment, including, without limitation, the allocated costs of the Agent's in-house counsel fees.

          Section 8. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of February 26, 1997.


                              LACLEDE STEEL COMPANY



             By:________________________________
                                 Vice President


                         LACLEDE CHAIN MANUFACTURING COMPANY



             By:________________________________
                                 Vice President


                              LACLEDE MID AMERICA INC.



             By:________________________________
                                 Vice President

                         BANKAMERICA BUSINESS CREDIT, INC., as the Agent



             By:________________________________
                                 Vice President


                              BANKAMERICA BUSINESS CREDIT,
                              INC., as a Lender



             By:________________________________
                                 Vice President


                         THE BANK OF NEW YORK COMMERCIAL
                         CORPORATION, as a Lender



             By:________________________________
                                 Vice President


                              THE BOATMEN'S NATIONAL BANK
                              OF ST. LOUIS, as a Lender



             By:________________________________
                                 Vice President